UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 5, 2013

CORE MOLDING TECHNOLOGIES, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-12505	31-1481870
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

800 Manor Park Drive, Columbus, Ohio		43228-0183
________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	614-870-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 5, 2013, Core Molding Technologies, Inc. (the “Company”), appointed John P. Zimmer, age 48, to serve as the Company's Vice President, Treasurer, Secretary and Chief Financial Officer. Mr. Zimmer comes to the Company with 25 years of finance and accounting experience. Prior to joining the company, Mr. Zimmer was Chief Financial Officer of Parex Group USA, Inc., a division of Parex Group, a $1 billion manufacturer of construction materials, from 2010 to 2013. Mr. Zimmer also served as Chief Financial Officer of The Upper Deck Company, LLC from 2006 to 2010. Prior to that, Mr. Zimmer was Vice President of Finance for Cardinal Health Pyxis Products, and held senior management roles with SubmitOrder, Inc., Cardinal Health and Deloitte & Touche. Mr. Zimmer earned a Bachelor’s of Business Administration with a major in Accounting from The Ohio State University, and is also a Certified Public Accountant (inactive) in the State of Ohio.

In connection with his appointment, Mr. Zimmer and the Company have entered into an Executive Severance Agreement (the "Severance Agreement") in substantially the same form as the executive severance agreements entered into by the Company and each of its other executive officers and included as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 2012. The Severance Agreement provides that upon a Change in Control (as defined in the Severance Agreement) Mr. Zimmer shall be entitled to receive his then-current base salary for the remainder of the term of the Severance Agreement, as extended, together with any health, dental, life, disability or other benefits as he was then entitled to receive. If within the two-year period following a Change in Control, the Company terminates Mr. Zimmer other than for "Cause" (as defined in the Severance Agreement) or for death or disability (as defined in the Severance Agreement), Mr. Zimmer shall be entitled to certain payments and benefits, including (i) a severance benefit equal to the sum of (a) a multiple of his average base salary for the past five (5) years (or such lesser period), plus (b) a multiple of his average cash bonuses earned for the past five (5) years (or such lesser period), and (ii) full vesting and removal of all restrictions on any stock and equity-based compensation awards.

Mr. Zimmer will receive an initial base salary of $235,000 per year. He will be eligible to participate in the Company's profit sharing and other benefit programs consistent with similarly situated executive officers of the Company. On November 5, 2013, Mr. Zimmer was also granted 6,320 shares of restricted stock under the Company's 2006 Long-Term Equity Plan. The Company will also reimburse Mr. Zimmer up to $18,000 in relocation expenses and provide an allowance of $6,000 to offset travel costs for Mr. Zimmer and his family while in the process of relocating.

Item 8.01 Other Events.
A copy of the press release announcing the appointment of Mr. Zimmer is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.
Exhibits

The following exhibit is filed herewith:

Exhibit 99.1 Press Release, dated November 6, 2013, announcing the appointment of John P. Zimmer to serve as Vice President. Treasurer, Secretary and Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORE MOLDING TECHNOLOGIES, INC.
November 7, 2013	By:	/s/ Kevin L. Barnett

Name: Kevin L. Barnett
Title: President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
99.1	Press release, dated November 6, 2013, announcing the appointment of John P. Zimmer to serve as Vice President, Treasurer, Secretary and Chief Financial Officer